UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: August 1, 2003

Commission file number: 0-16946

LabOne, Inc.

10101 Renner Blvd.

Lenexa, Kansas 66219

(913) 888-1770

Incorporated in Missouri

I.R.S. Employer Identification Number: 43-1039532

Item 9.  Regulation FD Disclosure

LabOne Announces Lab Acquisition and Long Term Agreement with MetLife

LabOne, Inc., announced today that it has signed an agreement to acquire the MetLife Insurance Testing Laboratory located in Elmsford, NY, and entered into a long-term agreement to provide laboratory testing services to MetLife, Inc. (NYSE: MET) and its affiliated entities. Terms of the acquisition and agreement were not disclosed. LabOne expects the transaction to close in the fourth quarter of 2003.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

 LabOne, Inc.

Date: August 1, 2003	By /s/ John W. McCarty John W. McCarty Executive V.P. and Chief Financial Officer